     As filed with the Securities and Exchange Commission on March 19, 1996
                                                   Registration No. 33-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                -------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                -------------

                               PHOTOCOMM, INC.
            (Exact name of Registrant as specified in its charter)

            Arizona                                          86-0411983
  (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                 7681 East Gray Road, Scottsdale, Arizona 85260
               (Address of Principal Executive Offices) (Zip Code)

                                Stock Option Plan
                            (Full title of the plan)

                               Robert R. Kauffman
                                    President
                                 Photocomm, Inc.
                               7681 East Gray Road
                            Scottsdale, Arizona 85260
                     (Name and address of agent for service)

                                 (602) 948-8003
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                          Christopher D. Johnson, Esq.
                            Squire, Sanders & Dempsey
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                            PROPOSED           PROPOSED
 TITLE OF                                   MAXIMUM             MAXIMUM
SECURITIES                AMOUNT            OFFERING           AGGREGATE         AMOUNT OF
  TO BE                   TO BE              PRICE             OFFERING         REGISTRATION
REGISTERED               REGISTERED        PER SHARE *          PRICE *             FEE
----------               ----------        -----------          -------         ------------
Common Stock,           895,000             $2.6563           $2,377,389           $820
$.01 par value

-------------------------

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the bid and asked prices for shares of Common Stock on March 15, 1996.

================================================================================

     This Registration Statement also relates to Form S-8 Registration Statements Nos. 33-40097 and 33-62392 and by this reference is incorporated therein. Under such Registration Statements, the Registrant registered 1,250,000 and 750,000 shares of Common Stock, respectively, for issuance under the Registrant's Stock Option Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

              The following documents are hereby incorporated by reference into this Registration Statement: (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1995; (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to August 31, 1995; and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.       DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Registrant's Bylaws require the Registrant to indemnify its directors and officers to the full extent provided by Arizona law.

Item 7.       EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.       EXHIBITS.

              Exhibit Index located at Page 8.

Item 9.       UNDERTAKINGS.

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i)      To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, and the State of Arizona, on March 18, 1996.

                                 PHOTOCOMM, INC.
                                 an Arizona corporation

                                 By       /s/Robert R. Kauffman
                                   ----------------------------------------
                                          Robert R. Kauffman, President

                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints DONALD E. ANDERSON, ROBERT R. KAUFFMAN and THOMAS C. LaVOY, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                         Title                                           Date
---------                                         -----                                           ----

/s/Donald E. Anderson                        Chairman of the Board                            March 18, 1996
-------------------------------------------
Donald E. Anderson

/s/Robert R. Kauffman                        President, Chief Executive                       March 18, 1996
-------------------------------------------  Officer and Director
Robert R. Kauffman

/s/Thomas C. LaVoy                           Senior Vice President, Secretary,                March 18, 1996
-------------------------------------------  Chief Financial Officer and
Thomas C. LaVoy                              Director


/w/Walter M. Baker                           Director                                         March 18, 1996
-------------------------------------------
Walter M. Baker

                                             Director                                       ____________, 1996
___________________________________________
John D. Kuhns


Signature                                     Title             Date
---------                                     -----             ----




                                             Director         ____________, 1996
______________________________
Robert W. MacDonald

                                             Director         ____________, 1996
______________________________
Gerald R. Cummins



                                  EXHIBIT INDEX

    EXHIBIT                                                                                PAGE OR
    NUMBER                    DESCRIPTION                                              METHOD OF FILING
    ------                    -----------                                              ----------------

      4.1          Stock Option Plan, as amended through                               Filed herewith
                   January 19, 1996

      4.2          Form of Incentive Stock Option Agreement                       Incorporated by reference to
                                                                                  Exhibit 4.2 of the Registrant's
                                                                                  Form S-8 Registartion
                                                                                  Statement No. 33-40097

      4.3          Form of Nonstatutory Stock Option Agreement                    Incorporated by reference to
                                                                                  Exhibit 4.3 of the Registrant's
                                                                                  Form S-8 Registartion
                                                                                  Statement No. 33-40097

       5           Opinion rendered by Squire, Sanders &                                 Filed herewith
                   Dempsey, counsel for the Registrant (including
                   consent)

      23.1         Consent of KPMG Peat Marwick LLP                                      Filed herewith

      23.2         Consent of Counsel                                                    See Exhibit 5

       24          Powers of Attorney                                                  See Signature Page